Exhibit 10.1
HOLLY ENERGY PARTNERS, L.P.
HOLLY ENERGY FINANCE CORP.
$150,000,000 8.25% Senior Notes due 2018

Purchase Agreement
March 5, 2010
New York, New York
UBS Securities LLC
     As representative of the several Initial Purchasers
     named in Schedule I hereto,
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
          Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners” or the “Partnership”) and Holly Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Holly Energy Partners, the “Issuers”), and each of the other Guarantors (defined herein) agree with you as follows:
          1. Issuance of Notes. The Issuers propose to issue and sell to UBS Securities LLC (the “Representative”) and the other initial purchasers listed on Schedule I hereto (together with the Representative, the “Initial Purchasers”) $150,000,000 in aggregate principal amount of 8.25% Senior Notes due 2018 (the “Original Notes”). The Issuers’ obligations under the Original Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees” and, together with the Original Notes, the “Securities”), on a senior basis, by each of the Subsidiaries (as defined below) listed on the signature pages hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined herein) by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).
          The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated as of March 3, 2010 (the “Preliminary Offering Memorandum”), and a pricing supplement thereto dated the date hereof (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (the “Final Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof and incorporated by reference therein, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, as the case may be.
          The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulation S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).
          Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated the Closing Date. Under the Registration Rights Agreement, the Issuers will agree to use reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the “Exchange Notes” and, together with the Original Notes, the “Notes”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture (except for the provisions relating to the transfer restrictions and payment of Special Interest (as defined in the Registration Rights Agreement)) no later than 400 days after the date of the initial issuance of the Original Notes. Notwithstanding the foregoing, the Registration Rights Agreement will provide that the Issuers and Guarantors will not be required to consummate the Exchange Offer with respect to any Original Notes that are freely tradable under Rule 144 under the Securities Act before the required date for the consummation of such Exchange Offer if (i) on or before such date, the Issuers have afforded the opportunity to the holders of such Original Notes to have the restrictive legend on such Original Notes removed and (ii) the unrestricted Original Notes would no longer bear a restricted CUSIP number. If the Issuers fail to satisfy either their registration obligations under the Registration Rights Agreement or if the Issuers fail to accomplish the items described in clauses (i) and (ii) above, the Issuers will be required to pay Special Interest (as defined in the Registration Rights Agreement) to the holders of the Original Notes under certain circumstances.
          This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities is referred to as the “Offering.”
          2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers and Guarantors agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers and Guarantors, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 98.375% of their principal amount.
          3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 A.M., New York time, on March 10, 2010 (such date and time, the

“Closing Date”) at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Issuers.
          The Securities shall be delivered by the Issuers and Guarantors to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Partnership in accordance with Section 8(k) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
          4. Agreements of the Issuers and Guarantors. Each of the Issuers and Guarantors, jointly and severally, covenant and agree with the Initial Purchasers as follows:
     (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.
     (b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Not to amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. Not to amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.
     (c) Subject to Section 4(q), if, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Offering Memorandum in order to make the statements in the Final Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Final Offering Memorandum so that (i) the statements in the Final Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the Closing Date and at the time of sale of Securities, not misleading and (ii) the Final Offering Memorandum will comply with applicable law.

     (d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
     (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers and Guarantors to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the inclusion of the Securities in the book-entry system of The Depository Trust Company (“DTC”), (vii) the rating of the Securities by rating agencies, (viii) the fees and expenses of the Trustee and its counsel and (ix) the performance by the Issuers and the Guarantors of their other obligations under the Note Documents.
     (g) To use the proceeds from the sale of the Original Notes in the manner described in the Preliminary Offering Memorandum under the caption “Use of proceeds.”
     (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.
     (i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

     (j) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.
     (k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers and the Guarantors make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.
     (l) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers and the Guarantors make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Partnership is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Partnership will pay the expenses of preparing, printing and distributing such documents.
     (n) To comply with their obligations under the Registration Rights Agreement.
     (o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their commercially reasonable efforts to obtain approval of the Securities by DTC for “book-entry” transfer.
     (p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Partnership, a copy of any regularly prepared internal financial statements of the Partnership and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Pricing Disclosure Package, (ii) all other reports and other communications (financial or otherwise) that the Partnership mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchasers shall reasonably request.
     (q) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, any electronic roadshow and the Final Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication (as defined below), the Partnership will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects, or any amendment or supplement thereto prepared in accordance with Section 4(b).

     (r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.
     (s) In connection with the offering, until the Initial Purchasers shall have notified the Issuers of the completion of the distribution of the Securities, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.
     (t) During the period from the date hereof through and including the date that is 60 days after the date hereof, without prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Partnership or any Subsidiary and having a tenor of more than one year.
          5. Representations and Warranties. (a) Each of the Issuers and Guarantors, jointly and severally, represents and warrants to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 5 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
     (i) Neither the Pricing Disclosure Package, as of the date hereof or as of the Closing Date, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, contains or represents any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and Guarantors make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser through the Representative expressly for inclusion in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.
     (ii) The Issuers (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) the documents listed on Annex I hereto, including a term sheet substantially in the form of Exhibit A hereto and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(q). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package as of the date hereof, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).
     (iii) There are no securities of the Issuers or Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.
     (iv) The capitalization of the Issuers as of the Closing Date will be as set forth in the as adjusted column under the heading “Capitalization” in the Offering Memorandum. Attached as Schedule II is a true and complete list of each entity in which the Partnership has a direct or indirect majority equity or voting interest (each a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid (to the extent required by such Subsidiary’s limited liability company or partnership agreement) and (except (i) as such nonassessability may be affected by the Delaware LLC Act or the DRULPA and (ii) with respect to any general partner interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Issuers free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2007, as amended by the Agreement and Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 25, 2008 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 8, 2008 (as so amended, the “Credit Agreement”), each among the Holly Energy Partners—Operating, L.P., a Delaware limited partnership (the “Operating Partnership”), the Subsidiaries party thereto as guarantors and the financial institutions party thereto). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Issuers, or any of the Subsidiaries.
     (v) Neither the Issuers nor any of the Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, partners’ or stockholders’ equity or results of operations, properties or prospects of the Issuers and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

     (vi) The Issuers and the Subsidiaries, as the case may be, have good and indefeasible title to all real property and good title to all personal property described in the Offering Memorandum as owned by the Operating Partnership and the Subsidiaries, as the case may be, free and clear of all (A) liens and security interests or (B) other claims and other encumbrances (other than liens or security interests) except as set forth in the Offering Memorandum.
     (vii) HEP Logistics Holdings, L.P., a Delaware limited partnership (the “General Partner”), (A) has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware; (B) has all requisite partnership power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the business, condition (financial or other), results of operations, properties or prospects of the Issuers and the Subsidiaries, taken as a whole. At the date hereof and at the Closing Date, the General Partner will be the sole general partner of the Partnership.
     (viii) Holly Logistic Services, L.L.C., a Delaware limited liability company (“GP L.L.C.”), (A) has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (B) has all requisite limited liability company power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At the date hereof and at the Closing Date, GP L.L.C. will be the sole general partner of General Partner.
     (ix) The issued and outstanding limited partner interests of the Partnership consist of the common units and incentive distribution rights as set forth in the Offering Memorandum. All of the Partnership’s outstanding common units and incentive distribution rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership’s First Amended and Restated Agreement of Limited Partnership dated as of July 13, 2004, as amended (the “Partnership Agreement”), and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and as otherwise described in the Offering Memorandum).
     (x) The Partnership owns 100% of the issued and outstanding shares of capital stock of Finance Corp.; such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and by-laws of Finance Corp., as amended to date (the “Finance Corp. Organizational Documents”), and is fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned by the Partnership free and clear of all liens (other than transfer restrictions imposed by the Act and the securities or Blue Sky laws of certain jurisdictions).
     (xi) All of the issued and outstanding partnership interests of the General Partner have been duly authorized and validly issued and are fully paid (to the extent required under the General Partner’s partnership agreement) and the limited partner interests in the General Partner are nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA and as otherwise described in the Offering Memorandum).
     (xii) All of the issued and outstanding membership interests of GP L.L.C. have been duly authorized and validly issued, are fully paid (to the extent required under the limited liability company agreement of GP L.L.C.) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 17-804 of the Delaware Limited Liability Act (the “Delaware LLC Act”) and as otherwise described in the Offering Memorandum).
     (xiii) Each of the Issuers and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate, limited liability company, partnership, or other power and authority necessary to own its property and carry on its business as now being conducted and proposed to be conducted in the future as described in the Offering Memorandum; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, in each case in all material respects as described in the Offering Memorandum, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (xiv) Other than as set forth on Schedule II, none of the Issuers, the Guarantors or the Subsidiaries own, and at the Closing Date, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. The General Partner, HEP Logistics GP, L.L.C. (“OLP GP”) and GP L.L.C. do not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than their respective partnership interests in the Partnership, the Operating Partnership and the General Partner.
     (xv) Each Issuer and each Guarantor has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and to issue, sell and deliver the Notes and perform its obligations under the Note Documents, as applicable. At the Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership, Finance Corp., the General Partner, GP LLC, the Operating Partnership, OLP GP or the Subsidiaries or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated hereby, shall have been validly taken.
     (xvi) This Agreement has been duly and validly authorized, executed and delivered by each Issuer, the General Partner, GP LLC and each Guarantor
     (xvii) The Indenture has been duly and validly authorized by each Issuer and each Guarantor and, when duly executed and delivered by the Issuers and each Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer and Guarantor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (xviii) The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuers, and when duly issued, authenticated, executed and delivered by the Issuers against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Notes, when issued, authenticated, executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Issuers, and when issued, authenticated and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.
     (xix) The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Notes are duly issued, authenticated by the Trustee and executed and delivered by the Issuers against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The Guarantees, when issued will conform in all material respects to the description thereof in the Offering Memorandum. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions
     (xx) The Registration Rights Agreement has been duly and validly authorized by each Issuer and each Guarantor and, when duly executed and delivered by the Issuers and the Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Bankruptcy Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (xxi) Neither Issuer nor any Subsidiary is in (A) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (B) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such default) or violation in performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (B) or (C), would, if continued, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Issuers, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement to which either Issuer or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.
     (xxii) The execution, delivery and performance of the Note Documents and the consummation of the transactions contemplated thereby do not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of the Issuers or any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either Issuer or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having authority over either Issuer or any Subsidiary or any of their properties in a proceeding to which any of them or their property is a party or (D) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either Issuer or any Subsidiary, which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xxiii) No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required for the offering, issuance and sale by the Issuers of the Notes, the issuance of the Guarantees by the Guarantors, the execution, delivery and performance of this Agreement and the other Note Documents by the Issuers and the Guarantors, or the consummation by the Issuers and the Guarantors of the transactions contemplated hereby or thereby, except (i) for such consents, approvals and similar authorizations required under the Registration Rights Agreement, the Securities Act, the Exchange Act and state securities or “Blue Sky” laws and (ii) for such consents which, if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xxiv) The public accountants whose reports appear or are incorporated by reference in the Offering Memorandum are independent public accountants with respect to the Issuers within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. The historical financial statements (including the notes thereto) included or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated combined financial position, results of operations, cash flows and changes in partner’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act. The financial information set forth under the captions “Summary — Summary historical financial and operating data” and “Selected historical financial and operating data” included in or incorporated by reference in the Offering Memorandum have been prepared on a basis consistent with that of the audited and unaudited financial statements
     (xxv) Since the date as of which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, (A) neither either Issuer nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business and (B) other than regular quarterly distributions in an amount not to exceed $0.805 per unit, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any of its equity interests.
     (xxvi) The assumptions used in the preparation of the adjusted financial information included in the Offering Memorandum (including “consolidated EBITDA from continuing operations,” “distributable cash flow” and “LTM covenant EBITDA”) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
     (xxvii) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Issuers have obtained the written consent to the use of such data from such sources to the extent required or as would be required if the offering of the Securities was being registered pursuant to the rules and regulations of the Commission.
     (xxviii) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Offering, the Partnership and its Subsidiaries, taken as a whole, are and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.
     (xxix) No Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated in the Offering Memorandum.
     (xxx) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which either Issuer or any Subsidiary is a party or of which any property of either Issuer or any Subsidiary is the subject which, if determined adversely to either Issuer or any Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the best of the Issuers’ knowledge, no such proceedings are threatened.
     (xxxi) No labor dispute with the employees of the Issuers or any Subsidiary exists or, to the knowledge of the Issuers, is imminent that is reasonably likely to result in a Material Adverse Effect.

     (xxxii) Except as disclosed in the Offering Memorandum, the Partnership and its Subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct, including the transport of, concerning any Hazardous Material (as defined below) (“Environmental Laws”), (B) have received, and maintain in full force and effect, all Permits (as defined below) required of them under applicable Environmental Laws to conduct their respective businesses, (C) are in compliance with the terms and conditions of any such Permits, (D) to the knowledge of the Partnership, do not have any liability in connection with either noncompliance with Environmental Laws or with the release into the environment of any hazardous Materials and (E) are not subject to any pending or, to the knowledge of the Partnership, threatened claim or other legal proceeding under any Environmental Laws, except where such noncompliance with the Environmental Laws, failure to receive required Permits, failure to comply with the terms and conditions of such Permits or liability in connection with such noncompliance, releases, claims or legal proceedings, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (xxxiii) Each of the Issuers and the Subsidiaries have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authority (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such Permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Issuers and the Subsidiaries have fulfilled and performed all its material obligations with respect to such Permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Offering Memorandum; and except as described in the Offering Memorandum, none of the Permits contain any restriction that is materially burdensome to the Issuers and the Subsidiaries, taken as a whole.
     (xxxiv) The Partnership and the Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Offering Memorandum, except for (A) qualifications, reservations and encumbrances which would not reasonably be expected to have a Material Adverse Effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Offering Memorandum to be conducted and (B) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Offering Memorandum to be conducted; other than as set forth, and subject to the limitations contained, in the Offering Memorandum, each of the Issuers and the Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Offering Memorandum to be conducted; and, except as described in the Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the Issuers and the Subsidiaries, taken as a whole.
     (xxxv) The Issuers and the Subsidiaries have filed (or have obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and have timely paid all taxes shown to be due pursuant to such returns, other than those (A) which, if not paid, would not reasonably be expected to have a Material Adverse Effect or (B) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (xxxvi) Except as described in the Offering Memorandum, neither either Issuer nor any Subsidiary has any liability for, or knowledge of any existing circumstances that could reasonably be expected to result in, any prohibited transaction (within the meaning of Section 406 of ERISA), any accumulated funding deficiency (within the meaning of Section 304 of ERISA or Section 431 of the Internal Revenue Code), any unpaid minimum required contribution under Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code, or any tax resulting from failure to pay any such minimum required contributions under Section 4971 of the Code, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA, to either Issuer nor any Subsidiary makes or has ever been required to make any contributions or has any liability whether absolute or contingent (the “Plans”). With respect to the Plans, each Issuer and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA and the Code and no Plans are currently, or to either Issuer or any Subsidiary’s knowledge will be, at-risk (within the meaning of Section 303 of ERISA) or in endangered or critical status (within the meaning of Section 305 of ERISA).
     (xxxvii) None of the Issuers or the Guarantors is, nor, after giving effect to the Offering and the application of the proceeds thereof, will be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     (xxxviii) Since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
     (xxxix) Except as described in the section entitled “Plan of Distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between either Issuer or any Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against either Issuer, any Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.
     (xl) Each Note Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

     (xli) The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Certain Material United States federal tax considerations”, “Plan of Distribution,” “Description of notes” and “Legal matters” fairly summarize the matters therein described in all material respects.
     (xlii) The Issuers and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xliii) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act), including internal controls over financial reporting of the certain logistics and storage assets acquired by the Partnership from an affiliate of Sinclair Oil Company which are included in the latest audited financial statements included or incorporated by reference in the Offering Memorandum; such disclosure controls and procedures are designed to ensure that material information relating to the Partnership and the Subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer of the Partnership by others within the Partnership or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Partnership’s auditors and the audit committee of the board of directors of GP LLC have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
     (xliv) None of the Issuers, the Guarantors or any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.
     (xlv) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Issuers or any person acting on its behalf (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither the Issuers nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
     (xlvi) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (xlvii) There is and has been no failure on the part of the Issuers and any of the Issuers’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xlviii) The Issuers and the Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and covering such risks as the Issuers reasonably believe is adequate for the conduct of the business of the Issuers and the Subsidiaries. None of the Issuers or the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Closing Date.
     (xlix) The Partnership will be treated as a partnership for U.S. federal income tax purposes.
          Each certificate signed by any officer of either Issuer or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers and Guarantors to the Initial Purchasers as to the matters covered by such certificate.
          The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Partnership and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.
          (b) Each Initial Purchaser represents that it is a QIB and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers and Guarantors that:
     (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Act provided by Regulation S.
     (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.
Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
          The Initial Purchasers understand that the Issuers and Guarantors and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.
          6. Indemnification. (a) The Issuers and Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic roadshow), the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers and Guarantors will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Initial Purchaser through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers and Guarantors may otherwise have, including, but not limited to, liability under this Agreement.
          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers and Guarantors, and each person, if any, who controls any of the Issuers and Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and Guarantors and of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of such Initial Purchaser through the Representative expressly for use therein. The Issuers and Guarantors and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.
          (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers and Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers and Guarantors are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers and Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.
          The Issuers and Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer or a Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer or a Guarantor shall have the same rights to contribution as the Issuers and Guarantors. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld. The contribution obligations of the Initial Purchasers under this Section 7 are several in proportion to their respective purchase obligations with respect to the Securities and not joint.
          8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:
     (a) All of the representations and warranties of the Issuers and the Guarantors contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers and the Guarantors shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and chief financial officer of the Issuers, certifying as to the foregoing and to the effect in Section 8(c);
     (b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as required by Section 4(b). No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;
     (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt of the Issuers or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;
     (d) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (i) Fulbright and Jaworski LLP, counsel to the Issuers and the Guarantors and (ii) Denise C. McWatters, general counsel of the Issuers and the Guarantors, substantially in the form of Annex II(b) and Annex II(c) attached hereto;
     (e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Latham & Watkins LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Representative. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement;
     (f) The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies thereof;
     (g) The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof;
     (h) On the date hereof, the Initial Purchasers shall have received a “comfort letter” from the independent public accountants for the Partnership, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers, covering the financial and accounting information in the Pricing Disclosure Package. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from the independent public accountants for the Partnership, dated as of the Closing Date, addressed to the Initial Purchasers and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Representative and counsel to the Initial Purchasers;
     (i) The Initial Purchasers shall have received on and as of the date hereof a certificate of the chief financial officer of the Partnership that is reasonably satisfactory to the Representative with respect to certain financial information contained in the Preliminary Offering Memorandum and the Final Offering Memorandum;
     (j) The Initial Purchasers shall have been furnished with written instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request; and
     (k) All agreements set forth in the blanket representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.
          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Issuers at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.
          The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.
          9. Initial Purchasers Information. The Issuers, the Guarantors and the Initial Purchasers severally acknowledge that, for all purposes (including Sections 5(a)(i) and 6), the statements relating to stabilization transactions set forth in the sixth and seventh paragraphs under “Plan of distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum.

          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Partnership or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.
          11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Partnership from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Partnership or any affiliate thereof if, on or prior to such date, (i) the Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers and Guarantors pursuant to Section 8 is not fulfilled when and as required; (iii) trading in any securities of the Partnership shall be suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Representative’s judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.
          (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.
          (d) If this Agreement shall be terminated pursuant to Section 11(b)(i) or (ii), the Issuers and Guarantors, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.
          (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Partnership. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representative shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Partnership or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-3667), Attention: Legal and Compliance Department and (ii) Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 (fax number: 212-751-4864), Attention: Jonathan R. Rod, Esq.; and if sent to the Issuers and Guarantors, shall be mailed, delivered or telecopied and confirmed in writing to Holly Energy Partners, L.P., 100 Crescent Court, Suite 1600, Dallas, Texas, 75201, (telephone: 214-871-3555, fax: 214-615-9380), Attention: General Counsel, with a copy for information purposes only to Fulbright & Jaworski LLP, 1301 McKinney, Suite 5100, Houston, TX 77010-3095 (fax number: 713-651-5246), Attention: Kevin Trautner, Esq.
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next day air courier.
          In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the initial purchasers to properly identify their respective clients.
          13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and Guarantors and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Initial Purchasers.
          14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

          15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers and Guarantors hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers and Guarantors hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers and Guarantors agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and Guarantors and may be enforced in any other courts in the jurisdiction of which the Issuers and Guarantors are or may be subject, by suit upon such judgment.
          16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.
          17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.
          18. No Fiduciary Relationship. The Issuers and Guarantors hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuers and Guarantors further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Issuers and Guarantors, their management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuers and Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers and Guarantors hereby confirm their understanding and agreement to that effect. The Issuers and Guarantors and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to the Issuers and Guarantors regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers and Guarantors. The Issuers and Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers and Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers and Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
[Signature Pages Follow]

          If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and Guarantors and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Guarantors and the Initial Purchasers.

Very truly yours,

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its general partner

By:	Holly Logistic Services L.L.C.,
its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

HOLLY ENERGY FINANCE CORP.
By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

GUARANTORS:

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

HEP TULSA LLC, a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership and its sole member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its general partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

HEP FIN-TEX/TRUST RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company and its general partner

By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its general partner

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company and its general partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its sole member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its general partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

Accepted as of the date hereof on its own behalf and as Representative of the several Initial Purchasers listed on Schedule I:
UBS SECURITIES LLC

By:	/s/ Francisco Pinto-Leite
Name/Title Francisco Pinto-Leite, Managing Director

By:	/s/ Michael Lawton
Name/Title Michael Lawton, Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Principal Amount
of
Notes
Initial Purchaser	to be Purchased
UBS Securities LLC	$67,500,000

Banc of America Securities LLC	$30,000,000

Goldman, Sachs & Co.	$30,000,000

BBVA Securities Inc.	$3,750,000

Capital One Southcoast, Inc.	$3,750,000

Comerica Securities, Inc.	$3,750,000

Mitsubishi UFJ Securities (USA), Inc.	$3,750,000

PNC Capital Markets LLC	$3,750,000

U.S. Bancorp Investments, Inc.	$3,750,000

Total	$150,000,000

SCHEDULE II

Jurisdiction of
Subsidiary	Organization	Equity Holder and % Held by Each
HEP Fin-Tex/Trust-River, L.P.	Texas	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Logistics GP, L.L.C.	Delaware	Holly Energy Partners, L.P. (100%)

HEP Mountain Home, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Navajo Southern, L.P.	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Pipeline, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Pipeline Assets, Limited Partnership	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Pipeline GP, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Refining, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Refining Assets, L.P.	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Refining GP, L.L.C. (0.001% general partner)

HEP Refining GP, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP SLC, LLC	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Tulsa LLC	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Woods Cross, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Holly Energy Finance Corp.	Delaware	Holly Energy Partners, L.P. (100%)

Holly Energy Partners—Operating, L.P.	Delaware	Holly Energy Partners, L.P. (99.999% limited partner)

HEP Logistics GP, L.L.C. (0.001% general partner)

Lovington-Artesia, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Roadrunner Pipeline, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

ANNEX I
1. List each document provided as an amendment or supplement to the Preliminary Offering Memorandum
2. Term sheet containing the terms of the securities, substantially in the form of Exhibit A.

ANNEX II(a)
FORM OF OPINION OF COUNSEL TO THE INITIAL PURCHASERS
[See attached].

ANNEX II(b)
FORM OF OPINION OF COUNSEL TO THE ISSUERS
     The opinion of Fulbright & Jaworski L.L.P., counsel for the Issuers (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Annex), to be delivered pursuant to Section 8(d) of the Purchase Agreement shall be to the effect that:
     1. Each of the Partnership, the General Partner, and the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) or the Texas Revised Limited Partnership Act (the “TRLPA”), as applicable, with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to serve as the general partner of the Partnership, in each case in all material respects as described in the Pricing Disclosure Package and the Final Offering Memorandum. Each of the Partnership, the General Partner, and each of the Partnership Entities is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth beside its name on Annex A.
     2. Each of GP LLC and the LLC Entities has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, and, in the case of OLP GP and GP LLC, to serve as the general partner of the Operating Partnership and the General Partner, respectively, in each case in all material respects as described in the Pricing Disclosure Package and the Final Offering Memorandum. Each of GP LLC and the LLC Entities is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth beside its name on Annex A.
     3. HFC has been duly formed and is validly existing in good standing as a corporation under the Delaware General Corporation Law (the “DGCL”) with all necessary corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Disclosure Package and the Final Offering Memorandum. HFC is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth beside its name on Annex A.
     4. (i) The General Partner is the sole general partner of the Partnership, owning of record, and to our knowledge, beneficially, a 2.0% general partner interest in the Partnership; (ii) such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; (iii) such general partner interest is free and clear of all liens, claims, charges, encumbrances, or security interests (“Liens”) that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Uniform Commercial Code of the State of Delaware (the “Delaware UCC”), of a financing statement, naming the General Partner as “debtor” and properly describing such general partner interest; and, (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the Partnership Agreement.
     5. (i) OLP GP is the sole general partner of the Operating Partnership, owning of record, and to our knowledge, beneficially, a 0.001% general partner interest in the Operating Partnership; (ii) such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (the “Operating Partnership Agreement”); (iii) such general partner interest is free and clear of all Liens that may be perfected solely by the filing, with the

Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming OLP GP as “debtor” and properly describing such general partner interest, except for those arising or created in connection with the Amended and Restated Credit Agreement, dated as of August 27, 2007, as amended by the Agreement and Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 25, 2008, and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 8, 2008 (as so amended, the “Credit Agreement”); and, (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the Operating Partnership Agreement, and (C) for restrictions arising in connection with the Credit Agreement.
     6. (i) The Partnership owns, to our knowledge, 100% of the issued and outstanding shares of capital stock of HFC; (ii) such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; (iii) such capital stock, except as set forth in the Offering Memorandum, is owned by the Partnership free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming the Partnership as “debtor” and properly describing such capital stock; (iv) such capital stock was not issued in violation of any statutory preemptive or, to our knowledge, any similar right; and (v) to our knowledge, such capital stock is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the HFC Organizational Documents.
     7. (i) The Partnership is the sole limited partner of the Operating Partnership, owning of record, and to our knowledge, beneficially, a 99.999% limited partner interest in the Operating Partnership; (ii) such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); (iii) such limited partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming the Partnership as “debtor” and properly describing such limited partner interest, except for those arising or created in connection with the Credit Agreement; and, (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the Operating Partnership Agreement, and (C) for restrictions arising in connection with the Credit Agreement.
     8. (i) GP LLC is the sole general partner of the General Partner, owning of record, and to our knowledge, beneficially, a 0.001% general partner interest in the General Partner; (ii) such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (the “General Partner Partnership Agreement”); (iii) such general partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming GP LLC as “debtor” and properly describing such general partner interest; and (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the General Partner Partnership Agreement.
     9. (i) Navajo Pipeline is the sole limited partner of the General Partner, owning of record, and to our knowledge, beneficially, a 99.999% limited partner interest in the General Partner; (ii) such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); (iii) such limited partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming Navajo Pipeline as “debtor” and properly describing such limited partner interest; and (iv) to our knowledge, such limited partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the General Partner Partnership Agreement.
     10. (i) Navajo Pipeline is the sole member of GP LLC, owning of record, and to our knowledge, beneficially, a 100% membership interest in GP LLC; (ii) such membership interest has been duly authorized and validly issued in accordance with the GP LLC Agreement and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); (iii) such membership interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming Navajo Pipeline as “debtor” and properly describing such membership interest; and, (iv) to our knowledge, such membership interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion) and (B) for restrictions created by or arising under the Delaware LLC Act and restrictions on transferability set forth in the GP LLC Agreement.
     11. (i) The Operating Partnership is the sole member of each of the LLC Entities, excluding OLP GP, owning of record, and to our knowledge, beneficially, a 100% membership interest in each of the LLC Entities, excluding OLP GP; (ii) such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of each of such LLC Entities (the “LLC Entities Agreements”) and are fully paid (to the extent required under the LLC Entities Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); (iii) such membership interests are free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming the Operating Partnership as “debtor” and properly describing such membership interest, except for those arising or created in connection with the Credit Agreement; and, (iv) to our knowledge, such membership interests are not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the Delaware LLC Act and restrictions on transferability set forth in the LLC Entities Agreements, and (C) for restrictions arising in connection with the Credit Agreement.
     12. (i) Pipeline GP is the sole general partner of each of Pipeline Assets LP and Navajo Southern, owning of record, and to our knowledge, beneficially, a .001% general partner interest in each of Pipeline Assets LP and Navajo Southern, respectively, (ii) such general partner interests have been duly authorized and validly issued in accordance with the partnership agreements of Pipeline Assets LP and Navajo Southern; (iii) such general partner interests are free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming Pipeline GP as “debtor” and properly describing such general partner interests, except for those arising or created in connection with the Credit Agreement; and (iv) to our knowledge, such general partner interests are not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the respective partnership agreements of Pipeline Assets LP and Navajo Southern or arising under applicable federal or state securities laws (as to which we express no opinion), and (C) for restrictions arising in connection with the Credit Agreement.
     13. (i) Refining GP is the sole general partner of Refining Assets LP, owning of record, and to our knowledge, beneficially, a .001% general partner interest in Refining Assets LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the partnership agreements of Refining Assets LP; (iii) such general partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming Refining GP as “debtor” and properly describing such general partner interest, except for those arising or created in connection with the Credit Agreement; and (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the partnership agreement of Refining Assets LP or arising under applicable federal or state securities laws (as to which we express no opinion), and (C) for restrictions arising in connection with the Credit Agreement.
     14. (i) Pipeline GP is the sole general partner of Fin-Tex, owning of record, and to our knowledge, beneficially, a .001% general partner interest in Fin-Tex; (ii) such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Fin-Tex; (iii) such general partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Texas pursuant to the Uniform Commercial Code of the State of Texas (the “Texas UCC”), of a financing statement, naming Pipeline GP as “debtor” and properly describing such general partner interest, except for those arising or created in connection with the Credit Agreement; and, (iv) to our knowledge, such general partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the TRLPA and restrictions on transferability set forth in the partnership agreement of Fin-Tex, and (C) for restrictions arising in connection with the Credit Agreement.
     15. (i) The Operating Partnership is the sole limited partner of each of Pipeline Assets LP, Navajo Southern, and Refining Assets LP, owning of record, and to our knowledge, beneficially, a 99.999% limited partner interest in each of Pipeline Assets LP, Navajo Southern, and Refining Assets LP; (ii) such limited partner interests have been duly authorized and validly issued in accordance with the partnership agreements of Pipeline Assets LP, Navajo Southern and Refining Assets LP, respectively, and are fully paid (to the extent required under each such partnership agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA); (iii) each such limited partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Delaware pursuant to the Delaware UCC, of a financing statement, naming the Operating Partnership as “debtor” and properly describing such limited partner interest, except for those arising or created in connection with the Credit Agreement; and, (iv) to our knowledge, such limited partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the DRULPA and restrictions on transferability set forth in the partnership agreements of Pipeline Assets LP, Navajo Southern and Refining Assets LP, as applicable, and (C) for restrictions arising in connection with the Credit Agreement.
     16. (i) The Operating Partnership is the sole limited partner of Fin-Tex, owning of record, and to our knowledge, beneficially, a 99.999% limited partner interest in Fin-Tex; (ii) such limited partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Fin-Tex and is fully paid (to the extent required under the partnership agreement of Fin-Tex) and nonassessable (except as such nonassessability may be affected by Sections 6.07 and 8.05 of the TRLPA); (iii) such limited partner interest is free and clear of all Liens that may be perfected solely by the filing, with the Secretary of State of the State of Texas pursuant to the Texas UCC, of a financing statement, naming the Operating Partnership as “debtor” and properly describing such limited partner interest, except for those arising or created in connection with the Credit Agreement; and, (iv) to our knowledge, such limited partner interest is not subject to any other restrictions on transfer, except (A) as may arise under applicable federal or state securities laws (as to which we express no opinion), (B) for restrictions created by or arising under the TRLPA and restrictions on transferability set forth in the partnership agreement of Fin-Tex, and (C) for restrictions arising in connection with the Credit Agreement.
     17. Each Issuer and each Guarantor has all requisite corporate, partnership, or limited liability company power and authority (as applicable) to execute, deliver, and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby and, without limitation, each Issuer and Guarantor has all requisite corporate, partnership, or limited liability company power and authority (as applicable) to issue, sell and deliver and perform its obligations under the Notes and Guarantees.
     18. The Purchase Agreement has been duly and validly authorized, executed, and delivered by each Issuer and each Guarantor.
     19. The Indenture has been duly and validly authorized, executed, and delivered by the Issuers and each Guarantor and (assuming the due authorization, execution, and delivery thereof by the Trustee) is a legally binding and valid obligation of the Issuers and the Guarantors, enforceable against each of them in accordance with its terms.
     20. The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuers, and when the Notes are duly issued, authenticated by the Trustee and executed and delivered by the Issuers against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms.
     21. The Exchange Notes have been duly and validly authorized for issuance by the Issuers, and when the Exchange Notes are duly issued, authenticated by the Trustee and executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms.
     22. The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Notes are duly issued, authenticated by the Trustee and executed and delivered by the Issuers against payment by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are duly issued, authenticated by the Trustee and executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms.
     23. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by each Issuer and is the valid and legally binding obligation of each Issuer, enforceable against each of them in accordance with its terms.

     24. The execution, delivery, and performance of the Note Documents and the consummation of the transactions contemplated thereby do not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of the Issuers or any Guarantor or Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument filed by the Partnership as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2009 or any Current Report on Form 8-K filed during 2010 and prior to the delivery of this opinion and to which either Issuer or any Guarantor or Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violate the DRULPA, the Delaware LLC Act, the DGCL, the TRLPA, or other laws of the State of Texas, the laws of the State of New York, or the United States federal law (other than federal and state securities laws or “Blue Sky” laws, as to which we express no opinion (except as specifically set forth in paragraphs (aa) and (bb))), which breach or default in the cases of clauses (B) or (C) would reasonably be expected to have a Material Adverse Effect.
     25. No consent, approval, authorization, order, registration, filing, or qualification (“Consent”) under the DRULPA, the Delaware LLC Act, the DGCL, the TRLPA or any other Texas law, New York law or federal law is required for the offering, issuance, and sale by the Issuers of the Notes; the execution, delivery, and performance of the Purchase Agreement and the Note Documents by the Issuers and the Guarantors or the consummation by the Issuers and the Guarantors of the transactions contemplated thereby, except (i) for such Consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) for such Consents that have been obtained or made, (iii) for such Consents that (A) are of a routine or administrative nature; (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Purchase Agreement; or (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the transactions contemplated by the Purchase Agreement; or (iv) for such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     26. The statements set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “Certain Material U.S. Federal Income Tax Considerations” and “Plan of Distribution” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
     27. None of the Issuers or the Guarantors is, nor, after giving effect to the Offering and the application of the proceeds thereof, will be an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     28. Assuming the accuracy of the representations of the Issuers, each Guarantor, and the Initial Purchasers in the Purchase Agreement and the due performance thereof by all such parties, no registration of the Notes or the Guarantees under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you or the initial resale of the Notes by you, in each case, in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., the general partner of the Partnership, representatives of Ernst & Young LLP, the current independent registered public accounting firm of the Partnership, and representatives of and counsel for the Initial Purchasers, at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum, and related matters, were discussed. Although such counsel is not passing upon and do not assume any responsibility for or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Final Offering Memorandum, except for those referred to in paragraph (z) of their opinion letter of even date herewith, based on such counsel’s participation described above (relying with respect to factual matters to the extent such counsel deemed appropriate upon statements by officers and other representatives of the Partnership, the General Partner, or GP LLC), no facts have come to such counsel’s attention to cause such counsel to believe that any part of the Pricing Disclosure Package, as of March 5, 2010, or the Final Offering Memorandum, as of its date and as of the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that such counsel may express no view, belief, or comment with respect to the financial statements and related schedules and the other financial or accounting data included or incorporated by reference in or omitted from the Pricing Disclosure Package or the Final Offering Memorandum.

ANNEX II(c)
FORM OF OPINION OF GENERAL COUNSEL FOR THE ISSUERS
General Counsel Opinion
     The opinion of Denise C. McWatters, general counsel for the Issuers (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Annex), to be delivered pursuant to Section 8(d) of the Purchase Agreement shall be to the effect that:
     1. The offering, issuance, and sale by the Issuers and the Guarantors of the Notes and Guarantees, respectively, the compliance by the Issuers and the Guarantors with the Note Documents, and the consummation of the transactions contemplated thereby do not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of either Issuer or any Guarantor or Subsidiary; (B) conflict with or constitute a breach of or violation of, or a default under (or an event which, with notice or the lapse of time or both, would constitute such a default) any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument filed by the Partnership as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2009 or any Current Report on Form 8-K filed during 2010 and prior to the delivery of this opinion, or otherwise known to me, to which either Issuer or any Guarantor or Subsidiary is a party or by which any of them or any of their respective properties may be bound; (C) to my knowledge, violate any statute, law, or regulation, or any order, judgment, decree, or injunction of any court or governmental agency or body having authority over either Issuer or any Guarantor or Subsidiary or any of their properties in a proceeding to which any of them or their property is a party; or (D) result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of either Issuer or any Guarantor or Subsidiary, which breach, violation, or default, in the case of clauses (B), (C), or (D) would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
     2. To my knowledge, neither the Issuers nor any Guarantor or Subsidiary is in (A) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents; (B) violation of any law, statute, ordinance, administrative, or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it; or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default), or violation in the performance of any obligation, agreement, or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease, or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default, or violation would, if continued, reasonably be expected to have a Material Adverse Effect. To my knowledge, no third party to any indenture, mortgage, deed of trust, loan agreement, or other agreement to which either Issuer or any Guarantor or Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.
     3. To my knowledge, each of the Issuers and the Subsidiaries have such permits, consents, licenses, franchises, certificates, and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Final Offering Memorandum and except for such Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum to be conducted; and, to my knowledge, the Issuers and the Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Permits that, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the ability of the Issuers and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted or as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum to be conducted.
     4. Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, to my knowledge, there is no litigation, proceeding, or governmental investigation pending or threatened against either Issuer or to which either Issuer is a party or to which any of its respective properties is subject that would reasonably be expected to have a Material Adverse Effect..

EXHIBIT A
HOLLY ENERGY PARTNERS, L.P.
HOLLY ENERGY FINANCE CORP.
Pricing Term Sheet

Aggregate Principal Amount:	$150,000,000

Maturity Date:	March 15, 2018

Issue Price:	100.00%

Gross Proceeds:	$150,000,000.00

Coupon:	8.25%

Yield to Maturity:	8.25%

Spread to Treasury:	491 bps

Benchmark Treasury:	3.50% UST due February 15, 2018

Interest Payment Dates:	March 15 and September 15, commencing on September 15, 2010

Record Dates:	March 1 and September 1

Optional Redemption:	Make-whole call at T+50 basis points prior to March 15, 2014 and then:

Year	Price
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

Equity Clawback:	Up to 35% at 108.25% prior to March 15, 2013

Change of Control:	Put at 101% of principal plus accrued interest

Use of Proceeds:	We estimate receiving net proceeds of approximately $146.9
million from this offering after deducting initial purchasers’
discounts and commissions and our estimated offering expenses.
We intend to use a portion of the net proceeds of this offering to fund our payment of approximately $93.0 million for the
pending Acquisition, to repay approximately $41.0 million of outstanding borrowings under our revolving credit agreement and the remainder for general partnership purposes. If the
Acquisition does not close, we intend to use the portion of the net proceeds that would have otherwise been used for the
Acquisition to repay additional indebtedness under our revolving credit agreement and for general partnership purposes, including working capital, capital expenditures and possible future
acquisitions.

Book-Runners:	UBS Securities LLC
Banc of America Securities LLC
Goldman, Sachs & Co.

Co-Managers	BBVA Securities Inc.
Capital One Southcoast, Inc.
Comerica Securities, Inc.
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.

Trade Date:	March 5, 2010

Settlement Date:	T+3; March 10, 2010

144A/Reg S CUSIP:	435765 AC6 / U4377T AB6
144A/Reg S ISIN:	US435765AC66 / USU4377TAB62
This term sheet is qualified in its entirety by reference to Holly Energy Partner L.P.’s and Holly Energy Finance Corp.’s Preliminary Offering Memorandum dated March 3, 2010. The information in this term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.